Exhibit 10.5

SUBSCRIPTION AGREEMENT

TO: The Directors of Bannix Acquisition Corp. (the “Company”).

The undersigned hereby subscribes for ______ shares of common stock, par value $0.01 per share (the “Shares”) of the Company. In consideration for the issue of the Shares, the undersigned hereby agrees and undertakes to pay $________ to the Company.

The undersigned agrees to take the Shares subject to the Certificate of Incorporation, as amended, of the Company and authorizes you to enter the following name and address in the stockholder ledger of the Company:

Name:	Bannix Management LLP
Address:	Flat No. 701, Prestige Clark Ville, No.9, Clark Road, Richards Town, Bangalore - 560005, Karnataka, India.

Bannix Management LLP

Signed:

Name: Kiran Menon

Title: Designated Partner

Dated: January 25, 2021

Accepted:

Bannix Acquisition Corp

Signed: ___________________________

Name: Subash Menon

Title: Chief Executive Officer

Dated: January 25, 2021